     As filed with the Securities and Exchange Commission on July 12, 1999

                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                SPX CORPORATION
             (Exact name of registrant as specified in its charter)
            Delaware                                     38-1016240
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)
                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (616) 724-5000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

     OPTIONS GRANTED PURSUANT TO INDIVIDUAL NON-QUALIFIED OPTION AGREEMENTS
                            (Full title of the plan)

                             Christopher J. Kearney
                 Vice President, Secretary and General Counsel
                                SPX Corporation
                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (616) 724-5000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to:

                             George C. McKann, Esq.
                           Gardner, Carton & Douglas
                       321 North Clark Street, Suite 3200
                            Chicago, Illinois 60610

                        CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------- ----------------------- --------------------------   -----------------
           Title of Securities              Amount to be         Proposed Maximum          Proposed Maximum            Amount of
             to be Registered              Registered (1)    Offering Price Per Share   Aggregate Offering Price    Registration Fee
             ----------------              --------------    ------------------------  -------------------------   -----------------

Common Stock, par value $10 per share,
issuable upon exercise of options granted
to various executive officers under         2,028,000               $136.65                $277,126,200             $77,042
Non-Qualified Stock Option Agreements
(2)(3)
------------------------------------------- ----------------- ----------------------- ----------------------------------------------

(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R.
         Section 230.416.

(2) Includes associated rights ("Rights") to purchase Series A Junior Participating Preferred Stock of the Registrant that will not be exercisable or evidenced separately from the Common Stock of the Registrant prior to the occurrence of certain events.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $136.65 per share.

                                SPX CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1999;

         3.       The Registrant's Current Report on Form 8-K dated January 6,
                  1999; and

         4. The description of Registrant's capital stock contained in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

         In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article Thirteenth of the Company's Restated Certificate of Incorporation. Article Thirteenth of the Company's Restated Certificate of Incorporation also contains provisions limiting the liability of the Company's directors in certain instances. In addition, the Company maintains director and officer liability insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           INDEX TO EXHIBITS.

     Exhibit Number    Description of Document

         4.1 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

         5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of KPMG LLP

         23.4     Consent of Gardner, Carton & Douglas (included in exhibit
                  5.1)

         24.1     Powers of Attorney (included on signature page)
-------------

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 23rd day of June 1999.

                                   SPX CORPORATION


                                   By:  /s/ Patrick J. O'Leary
                                      -----------------------------------------
                                                  Patrick J. O'Leary
                                        Vice President, Finance, Treasurer and
                                        Chief Financial and Accounting Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Blystone, Christopher J. Kearney or Patrick J. O'Leary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of June 1999.



         /s/ John B. Blystone                                     /s/ Patrick J. O'Leary
-----------------------------------------------------------  --------------------------------------------------------------
                      John B. Blystone                                             Patrick J. O'Leary
       Chairman, President and Chief Executive Officer           Vice President, Finance, Treasurer and Chief Financial
                          Director                                           Officer and Accounting Officer


         /s/ H. Kent Bowen                                        /s/ J. Kermit Campbell
-----------------------------------------------------------  --------------------------------------------------------------
                        H. Kent Bowen                                              J. Kermit Campbell
                          Director                                                      Director


         /s/ Sarah R. Coffin                                      /s/ Frank A. Ehmann
-----------------------------------------------------------  --------------------------------------------------------------
                       Sarah R. Coffin                                              Frank A. Ehmann
                          Director                                                      Director


         /s/ Emerson U. Fullwood                                  /s/ Charles E. Johnson
-----------------------------------------------------------  --------------------------------------------------------------
                     Emerson U. Fullwood                                         Charles E. Johnson II
                          Director                                                      Director


         /s/ David P. Williams
-----------------------------------------------------------
                      David P. Williams
                          Director

                               INDEX TO EXHIBITS

     Exhibit Number    Description of Document
     --------------    -----------------------

         4.1      Rights Agreement dated as of June 25, 1996 between the
                  Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June
                  26, 1996.

         5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of KPMG LLP

         23.4     Consent of Gardner, Carton & Douglas (included in exhibit
                  5.1)

         24.1     Powers of Attorney (included on signature page)